EXHIBIT 32.1

CERTIFICATION PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT AND

18 U.S.C. 1350

I, James R. Craigie, Chief Executive Officer of Church & Dwight Co., Inc. (the “Company”), hereby certify that, based on my knowledge:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/S/ JAMES R. CRAIGIE
James R. Craigie
Chief Executive Officer

Dated: February 24, 2010